Exhibit 99.1

FOR IMMEDIATE RELEASE

Wegener Corporation Retains Nasdaq Listing with 180 Day Extension to Regain Compliance

Wegener Corporation Also Announces It Anticipates an Operating Loss for the Second Quarter Ending February, 26, 2010.

(February 23, 2010) – Duluth, Georgia – Wegener Corporation (Nasdaq:WGNR) (the “Company”), a leading provider of products for television, audio and data distribution networks worldwide, today announced that on February 17, 2010, the Company received notification (the “Notification”) from The Nasdaq Stock Market (“Nasdaq”) that as a result of the information presented by the Company at the appeal hearing held on January 13, 2010, the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request to remain listed on Nasdaq subject to conditions stipulated in the Notification.

The Notification stipulates that on or before June 7, 2010 (the “Exception Deadline”), the Company is required to be compliant with Listing Rule 5550(b) which requires stockholders’ equity of at least $2,500,000 or the Company meeting the listing alternatives of (i) a market value of listed securities of $35 million, or (ii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. In addition, the Company is required to be compliant with Marketplace Rule 4320 (current Listing Rule 5550(a) (2)), which requires the Company’s common stock to maintain a minimum bid price of $1.00 per share. In order to regain such compliance, the Company’s common stock must maintain a minimum closing bid price of $1.00 per share for a period of ten consecutive trading days or beyond ten trading days at the determination of the Panel.

Stated Troy Woodbury, Wegener Corporation President and CEO, "We are very pleased that the Nasdaq Hearings Panel has granted Wegener Corporation until June 7, 2010 to be compliant with the Nasdaq listing requirements regarding the $1.00 minimum closing bid price and stockholders' equity.  We presented a very comprehensive plan to Nasdaq, and while no assurances can be given, we are working in a very focused manner to achieve that plan.  There clearly are significant obstacles in our path and we will be reporting an operating loss for the second quarter of fiscal 2010 which ends on February 26, 2010.

"As we have previously stated, the reverse stock split which has been approved by the shareholders, will not take place unless it is clear that the future performance of the Company will support such a split.  We will be mindful of opportunities to improve the liquidity in our stock as Wegener Corporation's performance improves in the future. We continue to work in the best interest of our shareholders and we appreciate your support."

As previously reported in a December 14, 2009 press release and in a Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2009, the Company received on December 9, 2009, a letter (the “December 9th Letter”) from Nasdaq indicating that the Company’s securities would be delisted from Nasdaq at the opening of business on December 16, 2009 and a Form 25-NSE would be filed with the Commission which would remove the Company’s securities from listing and registration on Nasdaq.  However, the December 9th Letter also indicated that an official appeal by the Company to the Panel would stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s determination.  On December 11, 2009, the Company officially filed an appeal with the Panel, which resulted in the extension described above.

Should the Company not be able to meet both requirements by the Exception Deadline, the Panel will issue a final determination to delist the Company’s shares and will suspend trading on Nasdaq effective on the second business day from the date of the final determination.

The Company is required to notify the Panel of any significant events occurring prior to June 7, 2010, including, without limitation, any event that may call into question the Company’s historical financial information or that may impact the Company’s ability to maintain compliance with any Nasdaq listing requirement or the Exception Deadline.  The Panel reserved the right to reconsider their decision based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s common stock inadvisable or unwarranted.

No assurances can be given that the Company will be able to comply with the Nasdaq requirements by the Exception Deadline and that the Company’s common stock will remain listed on Nasdaq.

ABOUT WEGENER

WEGENER® (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital video and audio solutions for broadcast television, radio, telco, private and cable networks. With over 30 years experience in optimizing point-to-multipoint multimedia distribution over satellite, fiber, and IP networks, WEGENER offers a comprehensive product line that handles the scheduling, management and delivery of media rich content to multiple devices, including video screens, computers and audio devices.  WEGENER focuses on long- and short-term strategies for bandwidth savings, dynamic advertising, live events and affiliate management.

WEGENER’s product line includes: iPump® media servers for file-based and live broadcasts; COMPEL® Network Control and COMPEL® Conditional Access for dynamic command, monitoring and addressing of multi-site video, audio, and data networks; and the Unity® satellite media receivers for live radio and video broadcasts.  Applications served include:  digital signage, linear and file-based TV distribution, linear and file-based radio distribution, Nielsen rating information, broadcast news distribution, business music distribution, corporate communications, video and audio simulcasts.

WEGENER® can be reached at (770) 814-4000 or at www.wegener.com.

WEGENER, COMPEL, COMPEL CONTROL, iPUMP, MEDIAPLAN, UNITY, ASSURED FILE DELIVERY, PANDA, PROSWITCH, VIDATA, the stylized W-design logo (for WEGENER®), the stylized C-design logo (for Compel®) and the stylized PANDA design logo are all registered trademarks of WEGENER®.  All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby.  Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding  future sales, income and cash flows.  Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to:  customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2010 and beyond, and success of the Company’s research and development efforts aimed at developing new products.  Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results.  Forward-looking statements speak only as of the date the statement was made.  The Company does not undertake any obligation to update any forward-looking statements.

PRESS CONTACT:
Melanie Charles – Marketing Manager
WEGENER
(770) 814-4048
Email: m.charles@wegener.com

INVESTOR RELATIONS CONTACT:
Jim Traicoff – CFO
WEGENER
(770) 814-4000
FAX (770) 623-9648
Email: info@wegener.com